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                                                                      EXHIBIT 99



Inveresk Research Group, Inc. Files an Application for Withdrawal of its Registration Statement


Cary, NC, March 7, 2003 - Inveresk Research Group, Inc. (NASDAQ: IRGI) today announced that it has filed an application for withdrawal of its Registration Statement on Form S-1 (File No. 333-103269) relating to a proposed public offering of up to 10,350,000 shares of its common stock. The Registration Statement was filed with the Securities and Exchange Commission on February 18, 2003. The Company believes that current market conditions make it inadvisable to proceed with the offering at this time.

Inveresk Research is a leading provider of drug development services to companies in the pharmaceutical and biotechnology industries. Through its pre-clinical and clinical business segments, the Company offers a broad range of drug development services, including pre-clinical safety and pharmacology evaluation services, laboratory sciences services and clinical development services. Inveresk Research is one of a small number of drug development services companies currently providing a comprehensive range of pre-clinical and clinical development services on a world-wide basis. The Company's client base includes major pharmaceutical companies in North America, Europe and Japan, as well as many biotechnology and specialty pharmaceutical companies. For more information on Inveresk Research, visit the Company's website at http://www.inveresk.com.

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Contacts:

Paul Cowan, Chief Financial Officer
Inversek Research Group, Inc.
1 (919) 462 2354
Paul.Cowan@inveresk.com

Deborah Ardern-Jones
FD Morgen-Walke
1 (212) 850 5626